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                                                                     Exhibit 1.3


                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                             12,000,000 NORMAL UNITS

                             UNDERWRITING AGREEMENT

                          GENERAL TERMS AND CONDITIONS

                                                                    May 19, 2003

To the Underwriters
named in Schedule I to the Pricing Agreement attached hereto as Annex I.

Ladies and Gentlemen:

         From time to time The Hartford Financial Services Group, Inc., a Delaware corporation (the "COMPANY"), proposes to enter into one or more Pricing Agreements in the form of Annex I hereto (each, a "PRICING AGREEMENT") which incorporates by reference these Underwriting Agreement General Terms and Conditions (this "UNDERWRITING AGREEMENT"), with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "UNDERWRITERS" with respect to such Pricing Agreement and the securities specified therein) certain Normal Units (as defined below) of the Company specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "FIRM SECURITIES"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of Normal Units, specified in such Pricing Agreement as provided in Section 3 hereof (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "DESIGNATED SECURITIES".

         Each "NORMAL UNIT" is a unit with a stated amount of $50 (the "STATED AMOUNT") comprised of (a) a stock purchase contract (a "PURCHASE CONTRACT", and collectively with each other Purchase Contract, the "PURCHASE CONTRACTS") under which (i) the holder of a Normal Unit (a "HOLDER", and collectively with other Holders of Normal Units, the "HOLDERS") will purchase from the Company on August 16, 2006 (the "SETTLEMENT DATE"), for $50 per Normal Unit, a number of shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), as set forth in the Purchase Agreement (as defined below) and (ii) the Company will pay quarterly contract adjustment payments at the rate of 4.44% of the Stated Amount per year, and (b) a 1/20th undivided beneficial

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ownership interest in $1,000 principal amount of the Company's Senior Notes due
August 16, 2008. Each such ownership interest is referred to herein as a "SENIOR NOTE OWNERSHIP INTEREST" and collectively with each other Senior Note Ownership Interest, the "SENIOR NOTE OWNERSHIP INTERESTS" and such Senior Notes due August 16, 2008 are referred to herein as the "SENIOR NOTES".

         In accordance with the terms of a Purchase Contract Agreement (the "PURCHASE Agreement") to be dated as of the Time of Delivery (as defined below) between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"), pursuant to which the Purchase Contracts will be issued, the holders of the Normal Units will pledge all of their respective title, right and interest in and to the Senior Note Ownership Interests constituting part of the Normal Units to JPMorgan Chase Bank, as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be dated as of the Time of Delivery between the Company, the Purchase Contract Agent and the Collateral Agent, to secure the Holders' obligations under the Purchase Contracts. The Purchase Agreement and the Pledge Agreement are herein collectively referred to as the "EQUITY UNIT AGREEMENTS."

         The Senior Notes will be issued pursuant to the Indenture (the "BASE INDENTURE"), dated as of October 20, 1995 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as indenture trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of December 27, 2000 (the "FIRST SUPPLEMENTAL INDENTURE"), the Second Supplemental Indenture dated as of September 13, 2002 (the "SECOND SUPPLEMENTAL INDENTURE") and the Third Supplemental Indenture to be dated as of the Time of Delivery between the Company and the Trustee (the "THIRD SUPPLEMENTAL INDENTURE"). The Base Indenture, as so amended or supplemented, is herein referred to as the "INDENTURE."

         Pursuant to a Remarketing Agreement (the "REMARKETING AGREEMENT") to be dated as of the Time of Delivery between the Company, the Purchase Contract Agent and the Remarketing Agent (as defined in the Remarketing Agreement, the "REMARKETING AGENT"), the Remarketing Agent, will remarket the Senior Notes, subject to the terms and condition set forth therein.

         The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto.

         1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Normal Units in the Pricing Agreement relating thereto will act as representatives (the "REPRESENTATIVES"). The term "REPRESENTATIVES" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. The

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Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Normal Units or as an obligation of the Underwriters to purchase any of the Normal Units. The obligation of the Company to issue and sell any of the Normal Units and the obligation of any of the Underwriters to purchase any of the Normal Units shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate number of the Designated Securities, the initial public offering price of such Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to such Underwriters with respect thereto and shall set forth the date, time and manner of delivery of, and payment for, the Firm Securities and Optional Securities, if any. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under any Pricing Agreement shall be several and not joint.

         2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-103915) in respect of certain securities of the Company, including the Designated Securities, the Purchase Contracts, and the Senior Notes, has been filed with the Securities and Exchange Commission (the "COMMISSION"); such registration statement and any post-effective amendment thereto, each in the form (excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained in the registration statement) heretofore delivered or to be delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement increasing the size of the offering (a "RULE 462(b) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement or the Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule

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         424(b) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of such registration statement and the Rule 462(b) Registration Statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statements at the time such parts of the registration statements became effective, each as amended at the time such parts of the registration statements became effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; the final prospectus relating to the Designated Securities, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing, being hereinafter called the "PROSPECTUS"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an

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         Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Designated Securities.

                  (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date, the date of the applicable Pricing Agreement and any applicable Time of Delivery (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Designated Securities.

                  (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the consolidated capital stock (other than issuances of capital stock upon the exercise of options and stock appreciation rights, upon earn outs of performance securities, upon conversions of convertible securities and upon exercises of stock purchase contracts, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any material increase in the consolidated long term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, and stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (e) The Company and each subsidiary of the Company which meets the definition of a significant subsidiary as defined in Regulation

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         S-X (collectively referred to herein as the "SIGNIFICANT SUBSIDIARIES"
         and individually as a "SIGNIFICANT SUBSIDIARY") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business; to the Company's knowledge, all of the issued shares of capital stock of each Significant Subsidiary are owned directly, or indirectly through wholly-owned subsidiaries, by the Company, free and clear of all material liens, encumbrances, equities or claims.

                  (f) The Company's authorized share capital is as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

                  (g) The Designated Securities have been duly and validly authorized, and when the Designated Securities are executed and authenticated in accordance with the provisions of the Purchase Agreement and delivered against payment therefor in accordance with this Underwriting Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event, the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the applicable Senior Note Ownership Interests, (2) the Treasury Securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units (as defined in the Prospectus); provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and the Equity Units will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented with respect to such Designated Securities.

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                  (h)      The issue and sale of the Designated Securities
         (including the Purchase Contracts and the applicable Senior Note Ownership Interests forming a part thereof) and the compliance by the Company with all the provisions of the Equity Units, the Senior Notes, the Indenture, the Equity Unit Agreements, the Remarketing Agreement, this Underwriting Agreement and the Pricing Agreement (collectively the "TRANSACTION DOCUMENTS") and the consummation of the transactions therein contemplated have not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, conflicts, violations or defaults which would not have, individually or in the aggregate with such other breaches, conflicts, violations and defaults, a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as a whole, and which will not affect the validity, performance or consummation of the transactions contemplated by the Transaction Documents, and have not resulted and will not result in any violation of the provisions of the Certificate of Incorporation or By laws of the Company or any statute, rule or regulation, or any order or decree of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, license, order, registration or qualification of or with any such court, regulatory authority or other governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except those which have been, or will have been prior to the Time of Delivery, obtained under the Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or state insurance securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters, and except for such consents, approvals, authorizations, licenses, orders, registrations or qualifications which the failure to make, obtain or comply with would not have, individually or in the aggregate with such other failures, a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as a whole, and which will not affect the validity, performance or consummation of the transactions contemplated by the Transaction Documents.

                  (i) Except as described in the Prospectus, there is no action, suit or proceeding pending, nor to the knowledge of the Company, is there

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         any action, suit or proceeding threatened, which might reasonably be expected to result in a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries considered as a whole or which is required to be disclosed in the Registration Statement.

                  (j) This Underwriting Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company.

                  (k) The Purchase Agreement and the Pledge Agreement have each been duly authorized by the Company, and, when executed and delivered in accordance with their terms by the Company and the other parties thereto will each be, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Agreement or
         Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Agreement) or (3) the applicable ownership interest of the Treasury Portfolio (as defined in the Purchase Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Security Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. The Purchase Agreement and the Pledge Agreement will conform in all material respects to the descriptions thereof in the Prospectus.

                  (l) The Remarketing Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity

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         principles. The Remarketing Agreement will conform in all material respects to the descriptions thereof in the Prospectus.

                  (m) The Designated Securities and the shares of Common Stock, to be issued and sold by the Company pursuant to the Purchase Contracts, have been (i) approved for listing on the New York Stock Exchange (the "EXCHANGE"), subject to official notice of issuance, and
         (ii) duly registered under the Exchange Act.

                  (n) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Pricing Agreement and the Purchase Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus as amended or supplemented with respect to the Designated Securities.

                  (o) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Third Supplemental Indenture is executed and delivered by the Company and the Trustee (and assuming due execution and delivery of the Third Supplemental Indenture by the Trustee), the Indenture will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture will conform in all material respects to the descriptions thereof in the Prospectus.

                  (p) The Senior Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Senior Notes will conform in all material respects to the description thereof contained in the Prospectus.

                  (q) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus as amended or supplemented, such financial statements have been prepared in conformity with generally

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         accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (r) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         3. Upon the execution of the Pricing Agreement applicable to the Designated Securities and authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an "OVERALLOTMENT OPTION") to purchase at their election a certain number of Optional Securities, on the terms set forth in such Pricing Agreement, for the sole purpose of covering sales of Normal Units in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

         The number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the number of Optional Securities which the Company has been advised by the Representatives have been allocated to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the number of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Securities (rounded as the Representatives may determine to the nearest Normal Unit). The total number of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Securities set forth in
Schedule I to such Pricing Agreement plus the aggregate number of Optional Securities which the Underwriters elect to purchase.

         4. Certificates for the Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form

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specified in such Pricing Agreement, (including, if so specified, in global form) and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of each such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance as specified in such Pricing Agreement, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "FIRST TIME OF DELIVERY", and (ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "SECOND TIME OF DELIVERY". Each such time and date for delivery is herein called a "TIME OF DELIVERY". For purposes of this Agreement, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters of the Designated Securities:

                  (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives,

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         promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the insurance and securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further that the Company shall not be required to qualify the Designated Securities in any jurisdiction if such qualification would result in any obligation on the part of the Company to make filings with any governmental entity in such jurisdiction after the completion of the offering;

                  (c) Prior to 12:00 p.m., New York City time, on the business day next succeeding the date of the Pricing Agreement applicable to the Designated Securities and from time to time, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the

         Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

                  (e) Without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period beginning from the date of the Pricing Agreement for the Designated Securities and continuing to and including the date 90 days after the date of the Prospectus Supplement (the "LOCK-UP PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Equity Units, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Equity Units, Purchase Contracts or shares of Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Units, Purchase Contracts or shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Units, Purchase Contracts or shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Designated Securities to the Underwriters hereunder, (b) transactions relating to the Company's Common Stock or other securities acquired in open market transactions after the completion of the public offering by the several Underwriters of the Designated Securities, (c) any shares of capital stock upon the exercise of an option, warrant or right or the conversion or exercise of a security outstanding on the date hereof, (d) any capital stock issued or options to purchase shares of the Company's Common Stock granted pursuant to employment benefit plans of the Company or other employee or non-employee director compensation arrangements or agreements in existence as of the date of the Prospectus, (e) any capital stock or any securities convertible into or exercisable or exchangeable for capital stock of the Company as consideration for any acquisition by the Company, provided that in any such transaction not registered under the Act in which the recipients would receive such capital stock or securities during the Lock-up Period, the recipients of such capital stock or securities agree in writing not to sell or otherwise transfer such capital stock or securities during the Lock-up Period, (f) any shares of Common Stock of the Company to be issued in connection with the Stripped Units (as defined in the Prospectus) or the Normal Units to be created or recreated upon substitution of pledged securities or issuable upon settlement of the Stripped Units or Normal Units, or (g) the sale of shares of Common Stock to be sold by the Company to the several underwriters (the "COMMON STOCK UNDERWRITERS") named in Schedule I to the Pricing Agreement relating to such shares of Common Stock, dated May 19, 2003, between the Company and Goldman, Sachs & Co., Citibank Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the Common Stock Underwriters.

                  (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall either
         (a) by the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement or (b) at the time of filing submit with the 462(b) Registration Statement the certification required under Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, any Transaction Document, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Normal Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) the cost of preparing certificates at the Time of Delivery for the Designated Securities; (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent and any securities intermediary in connection with the Transaction Documents and of the Purchase Contract Agent and the Collateral Agent; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

                  (b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated each Time of Delivery for such Designated Securities, with respect to the Pricing Agreement applicable to the Designated Securities, the validity of the Designated Securities being delivered at such Time of Delivery, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (c) Debevoise & Plimpton, counsel for the Company, shall have furnished to the Company (with a statement authorizing you to rely thereon) their written opinion dated each Time of Delivery for such Designated Securities, in form and substance satisfactory to you, to the effect set forth in Annex II to this Underwriting Agreement.

                  (d) Neal S. Wolin, Esq. Executive Vice President and General Counsel to the Company, shall have furnished to you his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                           (ii) The Company's share capital as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; and the Common Stock to be delivered under the Purchase Contracts conforms to the description in the Prospectus as amended or supplemented;

                           (iii) Except as described in the Prospectus, there is no action, suit or proceeding pending, nor to such counsel's best knowledge is there any action, suit or proceeding threatened, which might reasonably be expected to result in a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries, considered as a whole, or which is required to be disclosed in the Registration Statement;

                           (iv) The Underwriting Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

                           (v) The issue and sale of the Designated Securities and the compliance by the Company with the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

                           (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue or sale of the Designated Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and any such consent, approval, authorization, order, registration or qualification as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                           (vii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and based upon specified participation of such counsel in connection with the preparation of the Registration Statement, such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made when such documents were so filed, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause and that such counsel may state that he has not independently verified factual statements in any such document;

                           (viii) The Designated Securities and the shares of Common Stock, to be issued and sold by the Company pursuant to the Purchase Contracts, have been duly registered under the Exchange Act;

                           (ix)     The Registration Statement and the
                  Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company on or prior to the date of the Pricing Agreement relating to the Designated Securities (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and based upon specified participation of such counsel in connection with the preparation of the Registration Statement and the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto on or prior to the date of the Pricing Agreement relating to the Designated Securities (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company on or prior to the date of the Pricing Agreement relating to the Designated Securities (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company on or prior to the date of the Pricing Agreement relating to the Designated Securities (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; it being understood that such counsel may state that he has not independently verified factual statements in the Prospectus (or any such amendment or supplement);

                  In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction outside the United States and in respect of matters of fact such counsel may rely upon certificates of officers of the Company and its subsidiaries; provided that such counsel shall state he believes that both you and he are justified in relying upon such opinions and certificates and copies of such opinions and certificates are made available to you;

                  (e) On the date of the Pricing Agreement for the Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, Deloitte and Touche LLP, the independent accountants of the Company, shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement and a letter dated such Time of Delivery, respectively, as to such matters ordinarily included in accountants' "comfort letters" to underwriters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

                  (f) (i) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, considered as a whole, from the dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities; and (ii) except as contemplated in the Prospectus, since the respective dates as of which information is given in the Prospectus as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance securities and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended on or prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

                  (g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a material suspension or limitation in trading in the Company's securities on the Exchange;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) a material adverse change in the financial markets, the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities;

                  (i) The Designated Securities being delivered at each Time of Delivery and the shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts, shall have been duly listed, subject to notice of issuance, on the Exchange; and

                  (j) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such

Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendments or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Schedule II.

                  (b) Each Underwriter of Designated Securities will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Schedule II.

                  (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representatives. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements of omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and the Underwriters on the other hand shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, as the case may be, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "UNDERWRITER" as used in the Pricing Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Securities which remains unpurchased does not exceed one eleventh of the aggregate number of the Designated Securities to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non defaulting Underwriter to purchase the number of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Securities which remains unpurchased exceeds one eleventh of the aggregate number of the Designated Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth or incorporated by reference in the Pricing Agreement with respect to the Designated Securities or made by or on behalf of them, respectively, pursuant to such Pricing Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

         11. If any Pricing Agreement shall be terminated due to the failure of Davis Polk & Wardwell to deliver its opinion to the Representatives pursuant to Section 7(b) or pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities set forth in such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein (other than in respect of a breach of the Pricing Agreement by any Underwriter of Designated Securities covered by such Pricing Agreement), the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

         12. In all dealings under the Pricing Agreement applicable to the Designated Securities, the Representatives of the Underwriters of the Designated Securities shall act on behalf of each of such Underwriters, and the parties thereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any such Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in such Pricing Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement with respect to the Designated Securities; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention:
General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement and each Pricing Agreement with respect to the Designated Securities shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of each Pricing Agreement. As used herein, "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or a day on which banks in the City of New York are authorized or required to close.

         15. These Underwriting Agreement General Terms and Conditions and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. The Agreement and each Pricing Agreement may be executed by any one or more of the parties thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof.

                                                 Very truly yours,

                                                 THE HARTFORD FINANCIAL
                                                   SERVICES GROUP, INC.

                                                By: /s/ John N. Giamalis
                                                    ___________________________
                                                    Name: John N. Giamalis
                                                    Title: Senior Vice President
                                                           and Treasurer

Accepted as of the date hereof by the Representatives of the Underwriters listed in Schedule I to the Pricing Agreement:

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
________________________________
     (Goldman, Sachs & Co.)

MORGAN STANLEY & CO.
  INCORPORATED

By: /s/ Michael Wise
    ____________________________
    Name: Michael Wise
    Title: Managing Director

UBS WARBURG LLC

By: /s/ Richard Viton
    ____________________________
    Name: Richard Viton
    Title: Managing Director

By: /s/ Christian Lown
    ____________________________
    Name: Christian Lown
    Title: Associate Director

                                                                         ANNEX I

                                PRICING AGREEMENT

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC

                                                                    May 19, 2003

Ladies and Gentlemen:

         The Hartford Financial Services Group, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions dated May 19, 2003, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") the Normal Units specified in Schedule II hereto (the "DESIGNATED SECURITIES", consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement General Terms and Conditions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the

Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto such number of Optional Securities (as to which such election shall have been exercised) as determined pursuant to Section 3 of the Underwriting Agreement General Terms and Conditions, attached hereto.

         The Company hereby grants to each of the Underwriters the right to purchase at its election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 13 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                                  Very truly yours,

                                                  THE HARTFORD FINANCIAL
                                                    SERVICES GROUP, INC.

                                                 By: /s/ John N. Giamalis
                                                    __________________________
                                                    Name: John N. Giamalis
                                                    Title: Senior Vice President
                                                           and Treasurer

Accepted as of the date hereof by the Representatives of the Underwriters listed in Schedule I to the Pricing Agreement:

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
_____________________________________________
           (Goldman, Sachs & Co.)

MORGAN STANLEY & CO.
  INCORPORATED

By: /s/ Michael Wise
    _________________________________________
    Name: Michael Wise
    Title: Managing Director

UBS WARBURG LLC

By: /s/ Richard L. Viton
    _________________________________________
    Name: Richard L. Viton
    Title: Managing Director

By: /s/ Christian Lown
    _________________________________________
    Name: Christian Lown
    Title: Associate Director

                                   SCHEDULE I

                                                                                 MAXIMUM NUMBER
                                                            NUMBER OF             OF OPTIONAL
                                                         FIRM SECURITIES        SECURITIES WHICH
                   UNDERWRITER                           TO BE PURCHASED        MAY BE PURCHASED
                   -----------                           ---------------        ----------------
Goldman, Sachs & Co...............................           3,599,000              539,850

Morgan Stanley & Co.
    Incorporated..................................           1,200,000              180,000

UBS Warburg LLC...................................           1,200,000              180,000

Citigroup Global Markets Inc......................           1,200,000              180,000

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated....................................           1,200,000              180,000

Banc of America Securities LLC....................             468,000               70,200

A.G. Edwards & Sons, Inc..........................             468,000               70,200

J.P. Morgan Securities Inc........................             468,000               70,200

Edward D. Jones & Co., L.P........................             468,000               70,200

SunTrust Capital Markets, Inc.....................             468,000               70,200

Wachovia Securities, Inc..........................             468,000               70,200

Wells Fargo Securities, LLC.......................             468,000               70,200

ABN AMRO Rothschild LLC...........................              25,000                3,750

BB&T Capital Markets, a division of Scott &
    Stringfellow, Inc.............................              25,000                3,750

Robert W. Baird & Co.
    Incorporated..................................              25,000                3,750

Banc One Capital Markets, Inc.....................              25,000                3,750

Bear, Stearns & Co. Inc...........................              25,000                3,750

                                                                                 MAXIMUM NUMBER
                                                            NUMBER OF             OF OPTIONAL
                                                         FIRM SECURITIES        SECURITIES WHICH
                   UNDERWRITER                           TO BE PURCHASED        MAY BE PURCHASED
                   -----------                           ---------------        ----------------
BNY Capital Markets, Inc..........................              25,000                3,750

Deutsche Bank Securities Inc......................              25,000                3,750

Fox-Pitt, Kelton Inc..............................              25,000                3,750

J.J.B. Hilliard, W.L. Lyons, Inc..................              25,000                3,750

Legg Mason Wood Walker,
    Incorporated..................................              25,000                3,750

Raymond James & Associates, Inc...................              25,000                3,750

U.S. Bancorp Piper Jaffray Inc....................              25,000                3,750

Quick & Reilly, Inc...............................              25,000                3,750
                                                            ----------            ---------

Total.............................................          12,000,000            1,800,000
                                                            ==========            =========

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES: 7.00% Normal Units

NUMBER OF DESIGNATED SECURITIES:

         NUMBER OF FIRM SECURITIES: 12,000,000

         MAXIMUM NUMBER OF OPTIONAL SECURITIES: 1,800,000

PURCHASE PRICE BY UNDERWRITER: $48.50 per Normal Unit

PRICE TO PUBLIC PER NORMAL UNIT: $50.00

GROSS SPREAD PER NORMAL UNIT: 3.00%

REFERENCE PRICE (CLOSING PRICE OF COMPANY COMMON STOCK ON MAY 19, 2003): $45.50

THRESHOLD APPRECIATION PRICE: $56.8750

PAYMENT DATES: February 16, May 16, August 16 and November 16

CONTRACT ADJUSTMENT PAYMENT DATES: February 16, May 16, August 16 and November
  16

PURCHASE CONTRACT SETTLEMENT DATE: August 16, 2006

AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES: $600,000,000

AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES (IF THE UNDERWRITERS PURCHASE ALL OF THE OPTIONAL SECURITIES): $690,000,000

MATURITY OF THE SENIOR NOTES: August 16, 2008

INTEREST RATE ON THE SENIOR NOTES: 2.56%

STOCK EXCHANGE LISTING: New York Stock Exchange

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE: Federal (same day) funds

FORM OF DESIGNATED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at DTC.

TIME OF DELIVERY:

         10:00 a.m. (New York City time) on May 23, 2003, or at such other time and date as the Representatives and the Company may agree to in writing

CLOSING LOCATION:

         Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022

NAMES AND ADDRESSES OF REPRESENTATIVES:

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Warburg LLC
299 Park Avenue
New York, New York 10171

INFORMATION PROVIDED BY THE UNDERWRITERS:

         The Underwriters have furnished to the Company for use in the Prospectus Supplement:

         (a) The names of the Underwriters in the table of Underwriters under the caption "Underwriting" in the Prospectus Supplement;

         (b) The first paragraph of text following the first table under the caption "Underwriting" in the Prospectus Supplement, concerning the terms of the offering;

         (c) The second, third and fourth sentences of the first paragraph of text following the second table under the caption "Underwriting" in the Prospectus Supplement, concerning market making by the Underwriters; and

         (d) The sixth, seventh and eighth paragraphs of text following the second table under the caption "Underwriting" in the Prospectus Supplement, concerning short sales and other stabilizing transactions by the Underwriters.

                                    ANNEX II

FORM OF OPINION OF DEBEVOISE & PLIMPTON TO BE DELIVERED PURSUANT TO SECTION 7(c)
           OF THE UNDERWRITING AGREEMENT GENERAL TERMS AND CONDITIONS

1. The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. The Purchase Agreement and the Pledge Agreement have each been duly authorized, executed and delivered by the Company, and, assuming each such agreement has been duly authorized, executed and delivered by the other parties thereto, each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections
3.15 and 5.06 of the Purchase Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Agreement) or (3) the applicable ownership interest of the Treasury Portfolio (as defined in the Purchase Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Security Units; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

3. The Normal Units have been duly authorized by the Company and when executed and authenticated in accordance with the provisions of the Purchase Agreement and delivered against payment therefor in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, will be entitled to the benefits of the Purchase Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event, the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Senior Notes, (2) the Treasury Securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Normal Units; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and the Equity Security Units conform as to legal matters in all material respects to the description thereof in the Prospectus as amended or supplemented.

4. The Senior Notes have been duly authorized by the Company and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity), and will be entitled to the benefits of the Indenture.

5. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Indenture (including the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture) has been duly authorized, executed and delivered by the Company; and assuming due authorization, execution and delivery by the Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity).

6. The Remarketing Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity) and (ii) rights to indemnification and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws.

7. The statements made in the Prospectus Supplement under the captions "Description of the Equity Security Units", "Description of the Purchase Contracts", "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Description of the Senior Notes" and "United States Federal Income Tax Consequences", insofar as such statements purport to summarize certain provisions of the documents or legal matters referred to therein, are accurate and fair in all material respects.

8. The discussion under the caption "United States Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Senior Notes, Equity Security Units and shares of Common Stock acquired in connection with the ownership of the Equity Security Units.

         In giving the foregoing opinions, Debevoise & Plimpton may make customary assumptions and qualifications, including, with respect to the opinion given in paragraph 3 above, that it expresses no opinion on the priority status of the Senior Note component of the Normal Units, and, with respect to the opinion given in paragraph 4 above, that it expresses no opinion on the priority status of the Senior Notes.